Exhibit 99.1

West Announces Third-Quarter 2019 Results
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, October 24, 2019 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the third-quarter 2019 and updated full-year 2019 financial guidance.
Third-Quarter 2019 Summary (comparisons to prior-year period)

•
Net sales of $456.1 million grew 5.7%; organic sales growth was 7.9%; sales from a recent acquisition contributed an additional 20 basis points of growth; currency translation reduced sales by 240 basis points.

•	Reported-diluted EPS of $0.75 increased 3%.

•	Adjusted-diluted EPS of $0.79 increased 4%.

•	Company is raising its full-year 2019 net sales guidance to a new range of between $1.815 billion and $1.825 billion.

•	Company is raising full-year 2019 adjusted-diluted EPS guidance to a new range of between $3.10 and $3.15.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“Our third-quarter results demonstrate the forward momentum we have seen throughout 2019. In line with our expectations, we are seeing strong customer uptake of our high-value products (HVPs), especially in the Biologics market unit,” said Eric M. Green, President and Chief Executive Officer. “With the anticipated growing demand for our HVPs and positive trends in the marketplace, we expect our performance to continue to be strong for the remainder of the year and are raising our outlook for the full-year 2019.”

Mr. Green continued, “Earlier this month, we announced an increase in our minority equity stake to 49 percent in Daikyo Seiko, Ltd. The expansion of our long-standing relationship, on an exclusive basis, will ensure our continued success and strengthen our partnership with Daikyo.”

Proprietary Products Segment
Net sales grew by 6.2% to $345.2 million. Organic sales growth was 8.5%, with incremental sales from a recent acquisition contributing 30 basis points of Proprietary Products growth and currency translation decreasing sales by 260 basis points. HVPs (components and devices) represented 63% of segment sales and generated double-digit organic sales growth.

Our Biologics market unit had strong double-digit organic sales growth, led by customer purchases of NovaPure®, Daikyo® and Flurotec® components as well as products incorporating Daikyo’s Crystal Zenith® technology. Our Generics market unit posted mid-single digit organic sales growth, led by sales of Daikyo components, products incorporating Crystal Zenith technology, self-injection platforms and Westar® RU. Our Pharma market unit saw a mid-single digit organic decline due to the impact of a previously reported voluntary recall of our Vial2Bag® product.

Contract-Manufactured Products Segment
Net sales grew by 4.2% to $111.1 million. Organic sales growth was 6.0% with currency translation decreasing sales by 180 basis points. Segment performance was led by sales of healthcare-related injection and diagnostic devices.

Financial Highlights (first nine months of 2019)
Operating cash flow was $260.8 million, an increase of 21%. Capital expenditures were $88.8 million, compared to $74.7 million over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $172.0 million, an increase of 22%.

The Company recorded $3.8 million of restructuring and related charges through the first nine months of 2019 from actions we have taken that are intended to streamline our manufacturing network. This restructuring plan is expected to be completed by the end of 2019 and result in $7.0 million of restructuring and related charges in 2019. Implemented in first-quarter 2018, the Company expects cumulative expenses over the plan period to be approximately $16.0 million. Once fully completed, the Company anticipates that the plan will provide annualized savings of approximately $14.0 million.

Full-Year 2019 Financial Guidance

•
The Company is raising its full-year 2019 net sales guidance to a new range of between $1.815 billion and $1.825 billion, compared to the prior guidance range of between $1.810 billion and $1.825 billion.

◦	Organic sales growth is expected to be approximately 8%.

◦	Net sales guidance includes a headwind of $54 million for the full-year 2019 based on current foreign exchange rates, compared to prior guidance of a full-year negative impact of $42 million.

•	The Company is raising full-year adjusted-diluted EPS guidance to a new range of between $3.10 and $3.15, compared to the prior guidance range of between $3.00 and $3.10.

◦	This includes an estimated headwind of approximately $0.13 based on current foreign currency exchange rates, compared to prior guidance of a headwind of $0.10.

•	The acquisition of an incremental minority stake in Daikyo Seiko, Ltd., is not expected to have a material impact to West’s full-year 2019 financial outlook.

Third-Quarter 2019 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 9278868.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, October 31, 2019, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 9278868.

Investor Contact:	Media Contact:
Quintin Lai	Emily Denney
Vice President, Investor Relations	Vice President, Communications
(610) 594-3318	(610) 594-3035
Quintin.Lai@westpharma.com	Emily.Denney@westpharma.com

Forward-Looking Statements
Certain forward-looking statements are included in this release. They use such words as “ensure,” “raising,” “seeing,” “growing,” “trends,” “continue,” “are intended,” “expected,” “expect,” “anticipates,” “includes,” “estimated,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: customers’ changing inventory requirements and manufacturing plans; customer decisions to move forward with our new products and product categories; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; interruptions or weaknesses in our supply chain; increased raw material costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; we cannot predict the time or expense required to address the issues created by, or impact on our financial results related to, the voluntary recall; and the voluntary recall and the related circumstances could subject us to claims or proceedings which may adversely impact our net sales and net income, as well as harm our reputation and customer relationships or distract management from operating our business. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-U.S. GAAP Financial Measures
For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation, the impact from acquisitions and/or divestitures, and the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (U.S. GAAP) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP financial measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
Net sales	$456.1	100%	$431.7	100%	$1,369.3	100%	$1,294.9	100%
Cost of goods and services sold	308.3	68	296.1	69	916.8	67	882.7	68
Gross profit	147.8	32	135.6	31	452.5	33	412.2	32
Research and development	9.3	2	10.1	2	28.7	2	30.5	2
Selling, general and administrative expenses	64.8	14	64.9	15	203.7	15	203.2	16
Other expense (income), net	6.4	1	(0.2)	—	1.6	—	4.0	—
Operating profit	67.3	15	60.8	14	218.5	16	174.5	14
Interest expense, net	1.1	—	1.5	—	3.9	—	4.7	—
Other nonoperating expense (income)	1.3	1	(1.8)	—	0.2	—	(5.1)	—
Income before income taxes	64.9	14	61.1	14	214.4	16	174.9	14
Income tax expense	10.9	2	8.0	2	42.5	3	26.5	2
Equity in net income of affiliated companies	(2.3)	—	(2.1)	1	(5.9)	—	(6.5)	—
Net income	$56.3	12%	$55.2	13%	$177.8	13%	$154.9	12%

Net income per share:
Basic	$0.76		$0.75		$2.40		$2.10
Diluted	$0.75		$0.73		$2.36		$2.05

Average common shares outstanding	74.0		73.9		73.9		73.9
Average shares assuming dilution	75.5		75.7		75.3		75.4

WEST PHARMACEUTICAL SERVICES REPORTING SEGMENT INFORMATION (UNAUDITED) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales:	2019	2018	2019	2018
Proprietary Products	$345.2	$325.2	$1,045.9	$997.4
Contract-Manufactured Products	111.1	106.7	323.6	297.7
Eliminations	(0.2)	(0.2)	(0.2)	(0.2)
Consolidated Total	$456.1	$431.7	$1,369.3	$1,294.9

Gross Profit:
Proprietary Products	$131.8	$120.4	$406.3	$370.4
Contract-Manufactured Products	16.0	15.2	46.2	41.8
Gross Profit	$147.8	$135.6	$452.5	$412.2
Gross Profit Margin	32.4%	31.4%	33.0%	31.8%

Operating Profit (Loss):
Proprietary Products	$72.9	$68.2	$238.7	$202.7
Contract-Manufactured Products	11.6	11.2	33.5	29.7
U.S. pension expense	—	(2.3)	—	(7.0)
Stock-based compensation expense	(5.4)	(5.3)	(18.8)	(14.7)
General corporate costs	(9.0)	(8.7)	(30.1)	(28.4)
Adjusted Operating Profit	$70.1	$63.1	$223.3	$182.3
Adjusted Operating Profit Margin	15.4%	14.6%	16.3%	14.1%

Restructuring and related charges	(1.8)	(1.2)	(3.8)	(6.7)
Argentina currency devaluation	(1.0)	(1.1)	(1.0)	(1.1)
Reported Operating Profit	$67.3	$60.8	$218.5	$174.5
Reported Operating Profit Margin	14.8%	14.1%	16.0%	13.5%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months Ended September 30, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$67.3	$10.9	$56.3	$0.75
Restructuring and related charges (1)	1.8	0.4	1.4	0.01
Pension settlement (2)	—	0.6	2.1	0.03
Argentina currency devaluation (3)	1.0	0.3	0.7	0.01
Tax law changes (4)	—	1.0	(1.0)	(0.01)
Adjusted (Non-U.S. GAAP)	$70.1	$13.2	$59.5	$0.79

Nine Months Ended September 30, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$218.5	$42.5	$177.8	$2.36
Restructuring and related charges (1)	3.8	0.9	2.9	0.03
Pension settlement (2)	—	0.6	2.1	0.03
Argentina currency devaluation (3)	1.0	0.3	0.7	0.01
Tax law changes (4)	—	1.0	(1.0)	(0.01)
Adjusted (Non-U.S. GAAP)	$223.3	$45.3	$182.5	$2.42

Three Months Ended September 30, 2018	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$60.8	$8.0	$55.2	$0.73
Restructuring and related charges (1)	1.2	0.3	0.9	0.01
Argentina currency devaluation (3)	1.1	—	1.1	0.02
Tax law changes (4)	—	(0.4)	0.4	—
Adjusted (Non-U.S. GAAP)	$63.1	$7.9	$57.6	$0.76

Nine Months Ended September 30, 2018	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$174.5	$26.5	$154.9	$2.05
Restructuring and related charges (1)	6.7	1.5	5.2	0.07
Argentina currency devaluation (3)	1.1	—	1.1	0.02
Tax law changes (4)	—	4.1	(4.1)	(0.06)
Adjusted (Non-U.S. GAAP)	$182.3	$32.1	$157.1	$2.08

(1)
During the three and nine months ended September 30, 2019, the Company recorded $1.8 million and $3.8 million, respectively, in restructuring and related charges. During the three and nine months ended September 30, 2018, the Company recorded $1.2 million and $6.7 million, respectively, in restructuring and related charges. Full-year 2019 expected restructuring and related charges to complete its current plan remain unchanged at $7.0 million. Once fully completed, the Company expects that the plan will provide annualized savings of approximately $14.0 million.

(2)
During the three and nine months ended September 30, 2019, the Company recorded a pension settlement charge of $2.7 million within other nonoperating expense (income), as it determined that normal-course lump-sum payments for each of its U.S. qualified and non-qualified defined benefit pension plans exceeded the threshold for settlement accounting under U.S. GAAP for the year.

(3)
During the three and nine months ended September 30, 2019, the Company recorded a charge of $1.0 million related to the continued devaluation of Argentina’s currency. During the three and nine months ended September 30, 2018, the Company recorded a charge of $1.1 million related to the classification of Argentina’s economy as highly inflationary under U.S. GAAP as of July 1, 2018.

(4)
During the three and nine months ended September 30, 2019, the Company recorded a tax benefit of $1.0 million due to the impact of federal law changes enacted during the quarter. During the three and nine months ended September 30, 2018, the Company recorded a net tax charge of $0.4 million and a net tax benefit of $4.1 million, respectively, for the estimated impact of the Tax Cuts and Jobs Act.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (5)

Three Months Ended September 30, 2019	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$345.2	$111.1	$(0.2)	$456.1
Effect of acquisitions and/or divestitures	(1.0)	—	—	(1.0)
Effect of changes in currency translation rates	8.6	2.0	—	10.6
Organic net sales (Non-U.S. GAAP) (5)	$352.8	$113.1	$(0.2)	$465.7

Nine Months Ended September 30, 2019	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,045.9	$323.6	$(0.2)	$1,369.3
Effect of acquisitions and/or divestitures	(2.0)	—	—	(2.0)
Effect of changes in currency translation rates	37.6	7.7	—	45.3
Organic net sales (Non-U.S. GAAP) (5)	$1,081.5	$331.3	$(0.2)	$1,412.6

(5)
Organic net sales exclude the impact from acquisitions and/or divestitures and translates the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2018 Actual	2019 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$2.74	$2.99 to $3.04	9.1% to 10.9%
Restructuring and related charges	0.08	0.07
Pension settlement	—	0.04
Argentina currency devaluation	0.02	0.01
Tax law changes	(0.03)	(0.01)
Adjusted-diluted EPS (Non-U.S. GAAP) (6)	$2.81	$3.10 to $3.15	10.3% to 12.1%

Notes:

See “Full-Year 2019 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(6)
In 2018, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.19. We have opted not to forecast 2019 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the third-quarter 2019 and first-nine months of 2019, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.05 and $0.12, respectively. Any future tax benefits associated with stock-based compensation that we receive in 2019 would provide a positive adjustment to our full-year EPS guidance.

WEST PHARMACEUTICAL SERVICES CASH FLOW ITEMS (UNAUDITED) (in millions)

	Nine Months Ended September 30,
	2019	2018
Depreciation and amortization	$77.1	$78.1
Operating cash flow	$260.8	$215.4
Capital expenditures	$88.8	$74.7

WEST PHARMACEUTICAL SERVICES FINANCIAL CONDITION (UNAUDITED) (in millions)

	As of September 30, 2019	As of December 31, 2018
Cash and cash equivalents	$396.0	$337.4
Accounts receivable, net	$316.1	$288.2
Inventories	$230.4	$214.5
Accounts payable	$145.3	$130.4
Debt	$195.1	$196.1
Equity	$1,487.6	$1,396.3
Working capital	$669.1	$610.7

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.
Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.